Cohen & Co®

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 24, 2026, relating to the financial statements and financial highlights of Victory Portfolios III, as specifically identified in Appendix A, each a series of Victory Portfolios III, which are included in Form N-CSR for the year ended February 28, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “The Trust’s Adviser and Other Service Providers” and “Portfolio Holdings Disclosure” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 25, 2026

Appendix A

Victory Portfolios III – February 28, 2026

Victory Cornerstone Aggressive Fund

Victory Cornerstone Conservative Fund

Victory Cornerstone Equity Fund

Victory Cornerstone Moderate Fund

Victory Cornerstone Moderately Aggressive Fund

Victory Cornerstone Moderately Conservative Fund

Victory California Bond Fund

Victory Government Securities Fund

Victory Growth and Tax Strategy Fund

Victory New York Bond Fund

Victory Virginia Bond Fund

Victory Emerging Markets Fund

Victory Global Equity Income Fund

Victory International Fund

Victory Precious Metals and Minerals Fund

Victory World Equity Fund (Formerly, Victory Sustainable World Fund)

Victory Target Managed Allocation Fund

Victory Tax Exempt Intermediate-Term Fund

Victory Tax Exempt Long-Term Fund

Victory Tax Exempt Short-Term Fund

Victory Tax Exempt Money Market Fund

Victory Treasury Money Market Fund